Exhibit 1.1

NTL Incorporated

NTL:Telewest LLC

NTL Holdings Inc.

NTL Cable PLC

NTL (UK) Group, Inc.

NTL Communications Limited

NTL Investment Holdings Limited

U.S.$550,000,000 of 9.125% Senior Notes due 2016

Underwriting Agreement

July 18, 2006

J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

England

and

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

and

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

England

and

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

England

On behalf of themselves and as representatives (the “Representatives”) of the several Underwriters who are named in Schedule I hereto,

and

HSBC Securities (USA) Inc.

452 Fifth Avenue, 3rd Floor

New York,  N.Y. 10018

USA

as Qualified Independent Underwriter,

Ladies and Gentlemen:

NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of U.S.$550,000,000 principal amount of the 9.125% Senior Notes due 2016 (the “Securities”).

NTL Incorporated, a Delaware corporation (the “Parent”), will unconditionally guarantee the Securities as to payments of principal and interest (the “Parent Guarantee”). NTL:Telewest LLC, a Delaware limited liability company (“NTL LLC”), NTL Holdings Inc., a Delaware corporation (“NTL Holdings”), NTL (UK) Group, Inc., a Delaware corporation (“NTL UK”), and NTL Communications Limited, a limited company organized under the laws of England and Wales (“NTL Communications” and, together with NTL LLC, NTL Holdings and NTL UK, the “Intermediate Guarantors”) will each unconditionally guarantee the Securities as to payments of principal and interest (the “NTL LLC Guarantee”,  the “NTL Holdings Guarantee”, the “NTL UK Guarantee” and the “NTL Communications Guarantee”, respectively, and together the “Intermediate Guarantees”). NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales (“NTLIH”), will guarantee the Securities as to payments of principal and interest on a subordinated and conditional basis (the “Subordinated Guarantee” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”). The Parent, NTL LLC, NTL Holdings, NTL UK, NTL Communications and NTLIH, collectively, shall be referred to herein as the “Guarantors”; the Intermediate Guarantee given by NTL Communications and the Subordinated Guarantee together shall be referred to as the “English Guarantees.”

1.                                       The Company (as to itself), the Parent (as to itself and the Company), NTL LLC (as to itself), NTL Holdings (as to itself), NTL UK (as to itself), NTL Communications (as to itself) and NTLIH (as to itself) represent and warrant to, and agree with, each of the Underwriters as set forth below. Each representation, warranty and agreement shall be made as of the date hereof, as of the Time of Sale (as defined herein) and as of the Closing Date.

(a)                                  The Company and the Guarantors have prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (Registration Nos. 333-333-135662, 135662-01, 135662-02, 135662-03, 135662-04, 135662-05 and 135662-06), relating to, among other things, certain debt securities to be issued from time to time by the Company. The Company and the Guarantors have also filed with, or propose to file with, the Commission pursuant to Rule 424 under the Act, one or more prospectus supplements specifically relating to the Securities and the Guarantees (each a “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Act to be part of and included in the registration statement, is hereinafter referred to as the “Registration Statement”; and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Base Prospectus”. Any information included in a Prospectus Supplement that was omitted from the registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B of the Act is referred to as “Rule 430B Information”. Each Prospectus Supplement that omits Rule 430B Information is herein referred to as a “Preliminary Prospectus Supplement”. The Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) to confirm sales of the Securities is hereinafter referred to as the “Final Prospectus Supplement”. The Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prospectus Supplement previously filed with the Commission pursuant to Rule 424 under the Act or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus Supplement or the Prospectus, as the case may be, which were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

(b)                                 At or prior to the time when sales or contracts for sales of the Securities will have been first made (the “Time of Sale”), the Company will have prepared the following information (collectively, the “Time of Sale Information”): the Base Prospectus, a Preliminary Prospectus Supplement dated July 10, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex I hereto, including a final pricing term sheet substantially in the form of Annex II.

(c)                                  No order preventing or suspending the use of any Prospectus Supplement or the Prospectus has been issued by the Commission, and each of the Prospectus and any Prospectus Supplement, at the time of filing thereof (but, in the case of the Base Prospectus dated July 10, 2006 and the Preliminary Prospectus Supplement dated July 10, 2006, giving effect to Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006), complied in all material respects with the Act and, as at the time of filing thereof (but, in the case of the Base Prospectus dated July 10, 2006 and the Preliminary Prospectus Supplement dated July 10, 2006, giving effect to Post-

effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006), as of their respective dates (but, in the case of the Base Prospectus dated July 10, 2006 and the Preliminary Prospectus Supplement dated July 10, 2006, giving effect to Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006) and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the following information in the Preliminary Prospectus Supplement (and the same information in the Final Prospectus Supplement) furnished on behalf of each Underwriter: the first clause of the second sentence under the heading “No prior market” on page S-14, the first clause of the second sentence of the last full paragraph under the heading “Underwriting” on page S-244, the paragraph under the heading “Underwriting” beginning on page S-244 and ending on page S-245, and the last paragraph under the heading “Underwriting” on page S-245, in each case as such information may be amended in the Prospectus at the request of the Representatives (such information, the “Underwriter Information”).

(d)                                 The Time of Sale Information (before giving effect to any “free-writing prospectus” listed on Annex I hereto other than the final pricing term sheet substantially in the form of Annex II), as of the Time of Sale, did not, and at the Closing Date, will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e)                                  Other than the Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, neither the Company nor any of the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to nor will prepare, make, use, authorize, approve or refer to any “written communication” (as defined herein) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication (other than communications referred to in clause (1) below) by the Company or any Guarantor or their respective agents and representatives, other than the Underwriters in their capacity as such, an “Issuer Free Writing Prospectus”) other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (2) the documents listed on Annex I hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus permitted hereunder complied in all material respects with the Act, has been or will be filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(f)                                    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission on July 10, 2006; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or any Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or any Guarantor or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement (but, in the case of the effective date for the Registration Statement of July 10, 2006, after giving effect to Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006) and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Act and the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply with respect to (1) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (2) any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(g)                                 All documents incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (the “Exchange Act Reports”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (or any further amendment or supplement thereto), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirement of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h)                                 The financial statements and the related notes thereto filed as part of the Registration Statement (as amended by Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006) or included or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects, the financial position of the Parent and/or its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement (as amended by Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006), the Time of Sale Information and the Prospectus has been derived from the accounting records of the Parent and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma adjustments applied to the pro forma financial statements included in the Form 8-K/A filed by the Parent with the Commission on May 10, 2006 and the pro forma financial statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus comply with Regulation S-X under the Act and the assumptions underlying such pro forma financial statements are reasonable and are set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)                                     Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Parent nor any of its subsidiaries have sustained since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus Supplement and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock; and (iv) since the respective dates of the information which is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole. For the purposes of this Agreement, a “subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Each subsidiary listed on Schedule II to this Agreement is referred to as a “Material Subsidiary”, and each subsidiary of the Parent that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act is included on Schedule II.

(j)                                     The Parent and its Material Subsidiaries have good and marketable title to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Time of Sale Information and the Prospectus (including liens granted under the senior facilities agreement of NTLIH originally dated March 3, 2006, as amended (the “Senior Credit Facility”) and the credit agreement of NTL Cable originally dated June 14, 2006) or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Parent and its subsidiaries taken as a whole; and any material real property, buildings and other premises held under lease by the Parent and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Parent and its subsidiaries taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Parent and its subsidiaries taken as a whole.

(k)                                  Each of the Parent, NTL LLC, NTL Holdings and NTL UK has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the Company, NTL Communications and NTLIH has been duly incorporated and is validly organized as a public limited company under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement; and each other Material Subsidiary of the Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation except, in each case, to the extent the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(l)                                     All of the issued shares of capital stock of the Parent have been duly and validly authorized and issued. All of the issued shares of capital stock of the Parent are fully paid and non-assessable except to the extent that any failure to be fully paid could not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and, to the extent relevant in the jurisdiction of incorporation of such subsidiary, non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Parent, except as could not reasonably be expected to have a Material Adverse Effect.

(m)                               The Company and the Guarantors have all requisite corporate (or other) power to enter into this Agreement and the Indenture to be dated as of the Closing Date (the “Indenture”) among the Company, the Guarantors and The Bank of New York, as Trustee (the “Trustee”). This Agreement has been and, as of the Closing Date, the Indenture will have been, duly authorized, executed and delivered by the Company and the Guarantors and upon such execution by the Company and the Guarantors (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement and the Indenture will constitute the valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with the terms hereof or thereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as the enforcement of indemnification, contribution or exculpation provisions hereof and thereof may be limited by applicable law.

(n)                                 The Securities and the Guarantees have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, the Parent, each of the Intermediate Guarantors and NTLIH, respectively, entitled to the benefits provided by the Indenture, enforceable against the Company, the Parent, each of the Intermediate Guarantors and NTLIH, as the case may be, in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(o)                                 The issue and sale of the Securities by the Company and the issue and sale of the Guarantees by the Guarantors, and the compliance by the Company and the Guarantors (to the extent applicable) with all of the provisions of the Securities, the Guarantees, the Indenture and this Agreement and the consummation of the transactions therein and herein contemplated (including compliance by the Underwriters with their obligations hereunder) (i) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar constitutive documents of the Parent or any of its subsidiaries and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their properties, including any license, authorization, order, rule or regulation administered or promulgated by the UK Office of Communications (“OFCOM”), the UK Independent Television Commission (“ITC”), the UK Department of Trade and Industry (“DTI”) or the rules and regulations of Nasdaq, except in any such case described in subclause (i) or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)                                 No consent, approval, authorization, order, registration or qualification  of or with any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their properties is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement or the Indenture, except for the registration of the Securities (including the Guarantees) under the Act, the qualification of the Indenture and the Trustee under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters or (ii) the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)                                 Neither the Parent nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, its Memorandum or Articles of Association or similar constitutive document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in any such case described in subclause (ii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)                                    The statements set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as the case may be, under the captions “Description of our new credit facilities”, “Description of the intercreditor deeds”, “Description of the notes”, “Material United States federal income tax considerations” and the three bullet points on page  S-244 of the Preliminary Prospectus Supplement  (or the equivalent bullet points of the Final Prospectus Supplement) under the heading “Underwriting”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees or describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects.

(s)                                  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Parent or any of its subsidiaries is a party or of which any property of the Parent or any of its subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the best of the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)                                    No Governmental Authorization is required to effect payments of principal, premium, if any, and interest on the Securities.

(u)                                 The Company is not and, after giving effect to the issuance and sale of the Securities, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)                                 Ernst & Young LLP, who have certified certain financial statements of the Parent and its subsidiaries, are independent public accountants as required by the Act.

(w)                               KPMG Audit plc, who have certified certain financial statements of the Parent and its subsidiaries, were independent public accountants as required by the Act with respect to the predecessor of the Parent during the period covered by the financial statements so certified.

(x)                                   The Parent and its subsidiaries own or possess, or have the right to use, or can acquire on commercially reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Intellectual Property Rights”), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Parent nor any of its subsidiaries has received any written notice of material infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y)                                 Except as set forth in the Time of Sale Information and the Prospectus, no labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is threatened which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z)                                   The Underwriters will not be required to pay any ad valorem stamp duty, stamp tax, stamp duty, reserve tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the United States or the United Kingdom, in connection with the sale, issuance and delivery of the Securities and the Guarantees.

(aa)                            The Parent and its Material Subsidiaries possess all certificates, authorizations, licenses, and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the

Parent nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material certificate, authorization, license, or permit, except as described in the Time of Sale Information and the Prospectus, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb)                          Except as disclosed in the Time of Sale Information and the Prospectus and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Parent and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect to such deductibles, co-insurance and self-insurance) as is customary in the businesses in which they are engaged (it being understood that the Parent and its Material Subsidiaries do not maintain insurance with respect to the underground portion of their cable network); (ii) neither the Parent nor any of its Material Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; and (iii) neither the Parent nor any of its Material Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(cc)                            The Parent and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as properly reserved for in the latest audited financial statements of the Parent filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus and other than as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd)                          The Parent and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.

(ee)                            The Parent and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Parent’s internal controls.

(ff)                                Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Parent or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities (other than as pursuant to the Fee Letters related to the letter dated March 3, 2006, including the annexes and exhibits thereto, from the Underwriters to the Parent and NTLIH in relation to the commitment of the Underwriters to arrange and underwrite certain senior credit facilities and bridge facilities and their engagement to offer the Securities, as such letter is amended from time to time (the “Commitment Letter”)).

(gg)                          No person has the right to require the Parent or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(hh)                          The Company is not an ineligible issuer and the Parent is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act, in each case at the time specified in the Act in connection with the offering of the Securities. The Parent has paid the registration fee for this offering of the Securities.

(ii)                                  Neither the Parent nor any of its subsidiaries nor, to the best knowledge of the Parent, any director, officer, agent, employee or other person associated with and acting on behalf of the Parent or any of its subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(jj)                                  The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.

(kk)                            The Parent and the Parent’s directors and officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)                                  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)                      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.                                       (a)                                  Subject to the terms and conditions herein set forth and to the terms of that certain Bridge Fees Letter related to the Commitment Letter, the Company agrees to pay to each of the Underwriters an underwriting fee of 1.5% of the stated principal amount of the Securities (the “Underwriting Fee”) set forth opposite the name of such Underwriter in Schedule I hereto. All payments of fees, expenses or disbursements to be made by the Company to or for the account of the Underwriters under this Agreement shall be made without withholding, deduction or governmental charges for or on account of any present or future taxes (including any applicable value-added taxes), duties, levies, charges or other taxes, unless the Company is compelled by law to deduct or withhold such taxes, duties, levies or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding, deduction or charge shall equal the amounts that would have been received if no withholding, deduction or charge had been made.

(b)                                 The Company acknowledges and agrees that each Underwriter is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the issue, offer and sale of the Securities (including in connection with determining the terms of the issue, offer and sale of the Securities) and not as a financial advisor or a fiduciary to the Company or any other person. Additionally, the Company acknowledges that the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company further acknowledges and agrees that any review by the Underwriters of the Company, the issue, offer and sale of the Securities, the terms of the Securities and other matters relating thereto will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person. The foregoing is without prejudice to any obligation of the Representatives to make recommendations to the Company concerning the pricing and allocation of the offering in accordance with applicable rules of the U.K. Financial Services Authority.

3.                                       The Company hereby confirms its engagement of HSBC Securities (USA) Inc. as, and HSBC Securities (USA) Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the offering and sale of the Securities. HSBC Securities (USA) Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.

4.                                       Upon the authorization by you of the release of the Securities and the Guarantees thereof, the several Underwriters propose to make a public offering of the Securities and the Guarantees thereof for sale upon the terms and conditions set forth in this Agreement and the Prospectus and each Underwriter severally hereby represents and warrants to, and agrees with, the Company that:

(a)                                  It has not and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Parent); provided, however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (1) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Base Prospectus, a Preliminary Prospectus Supplement or a previously filed Issuer Free Writing Prospectus, (2) any Issuer Free Writing Prospectus listed in Annex I or prepared pursuant to Section 1(e) and 6(e) hereof, (3) any free writing prospectus distributed to potential investors via Bloomberg summarizing the terms of the securities, the Guarantees and the offering contemplated hereby (provided that no such free writing prospectus shall conflict with any Time of Sale Information that has not be superseded or modified), or (4) any free writing prospectus prepared by the Underwriters and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (1), (3) or (4), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(1) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)                                  It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been or will be included in a free writing prospectus filed with the Commission; provided, however, that the Underwriters may use a term sheet substantially in the form of Annex II hereto without the consent of the Company; provided further, that the Underwriters using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet.

(d)                                 It will not prepare or conduct, or participate in the preparation or conduct of, any “road show” relating to the Securities that does not originate live, in real time to a live audience, and will not prepare or provide, or participate in the preparation or providing of, any communication used in connection with such road show that is a graphic or other written communication that is provided separately, for example by graphic means in a file designed to be copied or downloaded separately, and which would require the Company or any Underwriter to file a “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) pursuant to Rule 433 under the Act .

(e)                                  It will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(f)                                    It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(g)                                 It will comply with the terms of Annex IV hereto and the selling restrictions contained in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Prospectus under the heading “Notice to Investors.”

5.                                       (a)       Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters set forth in Schedule I hereto, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the stated principal amount of the Securities set forth opposite the name of each such Underwriter on Schedule I hereto (each a “Several Commitment” in respect of the Securities) by payment to the Company in respect of the Securities an amount equal to such Underwriter’s Several Commitment less the applicable Underwriting Fee (the “Several Payment”). The Securities to be purchased by each Underwriter hereunder will be represented by definitive global Securities in book-entry form. The Securities will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against the payments and deposits by the Underwriters noted above in this Section 4 by causing DTC to credit the Securities to the account of The Bank of New York at DTC. The Company will cause a form of the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”), or such other time and place as the

Representatives and the Company may agree upon. The time and date of such delivery and payment shall be 2 p.m., London time, on July 25, 2006 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing.

(b)                                 The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities, will be delivered at such time and date at the offices of Simpson Thacher & Bartlett LLP, One Ropemaker Street, London  EC2Y 9HU, England (the “Closing Location”). The Securities will be delivered at the Designated Office, all on the Closing Date. A meeting will be held at the Closing Location at 1 p.m., London time, on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

6.                                       Each of the Company and the Guarantors agree with each of the Underwriters:

(a)                                  To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Act, will file any Issuer Free Writing Prospectus to the extent required under the Act, and to file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Underwriters may reasonably request;

(b)                                 To deliver, without charge, (i) to the Representatives, copies of the Registration Statement with fax signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference, in such quantities as the Representatives may reasonably request; and (ii) to each Underwriter (A) conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, in such quantities as the Representatives may reasonably request and (B) during the Prospectus Delivery Period (as defined below), copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus in such quantities as the Representatives may reasonably request on behalf of the Underwriters. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer;

(c)                                  Prior to the later of the Closing Date and the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any

Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration becomes effective, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file such proposed amendment or supplement to which the Representatives reasonably object;

(d)                                 To advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Parent or any Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 410(g)(2) under the Act; and (vii) of the receipt by the Parent or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof;

(e)                                  That (1) if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus or any Issuer Free Writing Prospectus to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, to file with the Commission and furnish the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Prospectus or Issuer Free Writing Prospectus as may be necessary so that the statements in the Prospectus or Issuer Free Writing Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus or Issuer Free Writing Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(f)                                    To qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdiction as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Securities; provided, however, that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(g)                                 Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(h)                                 During the period beginning from the date hereof and continuing until and including the date that is 30 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Parent or any of its subsidiaries nor shall any such entity guarantee any debt securities, without the prior written consent of the Representatives (for the avoidance of doubt, intercompany loans, including intercompany loans in the form of convertible unsecured loan stock, and any drawdowns under the revolving tranche, tranche A1, tranche B1 or tranche C of the Senior Credit Facility, as described in the Prospectus, are not “debt securities” for purposes of hereof);

(i)                                     Not to be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)                                     The Company has not and will not issue without the prior consent of the Underwriters, any press or other public announcement referring specifically to the proposed issue of Securities unless the announcement adequately discloses the fact that stabilising action may take place in relation to the Securities to be issued, and the Company and the Guarantors each authorise the Underwriters to make adequate public disclosure of the information required by the Financial Services Authority’s Code of Market Conduct (MAR2): Price Stabilising Rules.

(k)                                  That the Parent will make generally available to holders of the Securities and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(l)                                     To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement to repay indebtedness in the manner described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”; and

(m)                               To use its reasonable best efforts to list, subject to the notice of issuance, the Securities on the Official List of the Luxembourg Stock Exchange (the “Exchange”) for admission to trading on the Euro MTF market of the Luxembourg Stock Exchange and, if at any time following the listing of the Securities on the Luxembourg Stock Exchange such Securities cease to be so listed, to use its reasonable best efforts to list the securities on another recognized stock exchange reasonably satisfactory to the Representatives.

7.                                       The Parent covenants and agrees with the several Underwriters that the Parent will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information, and the Prospectus and any exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement Among Underwriters, this Agreement, the Indenture, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof)  and any other documents in connection with the authorization, issuance, sale, preparation and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under certain securities laws as provided in Section 6(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) any fees charged by securities rating services for rating the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all taxes of any kind (including, but not limited to, stamp, issuance or transfer tax, or any duty, levy, impost, assessment, withholding, deduction or other governmental charge, including penalties, interest and other liabilities related thereto, but not including any capital gains or income tax) asserted against any Underwriter arising as a result of (A)(x) the issuance, sale and delivery of the Securities by the Company to the Underwriters in the manner contemplated by this Agreement, (y) the ownership of the Securities by the Underwriters resulting from this Agreement, or (z) the cancellation or redemption of such Securities by the Company, (B) the sale and delivery of the Securities by the Underwriters to the purchasers thereof as contemplated by this Agreement, or (C) the consummation of any other transaction contemplated by this Agreement in connection with the issuance, sale, delivery and ownership of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including the Company’s roadshow expenses). It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising or roadshow expenses connected with any offers they may make.

8.                                       The several obligations of the Underwriters shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Parent, the Company, the Intermediate Guarantors and NTLIH herein are, as of the date hereof and at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Ernst & Young LLP shall have furnished to you a “comfort letter” or “comfort letters”, dated the date of this Agreement and the Closing Date, in form and substance satisfactory to you relating to the Time of Sale Information and the Prospectus and to certain financial statements of the Parent issued in accordance with Statement of Accounting Standards (“SAS”) No. 72.

(c)                                  KPMG Audit plc shall have furnished to you a “comfort letter” or “comfort letters”, dated the date of this Agreement and the Closing Date, in form and substance satisfactory to you relating to the Time of Sale Information and the Prospectus and to certain financial statements of the Parent issued in accordance with SAS No. 72.

(d)                                 The Representatives shall have received on the Closing Date, a certificate in the form as set forth in Annex III hereto, dated as of such date and signed by the Chief

Executive Officer or Chief Financial Officer of the Parent, on behalf of the Parent in such person’s capacity as such officer.

(e)                                  Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as special U.S. counsel for the Parent, the Intermediate Guarantors, the Company and NTLIH, shall have furnished to you their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement and to the effect that:

(A)                              Each of the Parent, NTL Holdings and NTL UK is a corporation validly existing and in good standing under the laws of the State of Delaware;

(B)                                Each of the Parent, NTL LLC, NTL Holdings and NTL UK has corporate power and authority under, with respect to the Parent, NTL Holdings and NTL UK, the Delaware General Corporation Law or, with respect to NTL LLC, the Delaware Limited Liability Company Act, to own its properties and conduct its business as described in the Prospectus;

(C)                                The Parent has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York;

(D)                               NTL LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

(E)                                 Assuming the due authorization, execution, issuance and delivery of the Securities by the Company under English law, the Securities when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement and the Indenture will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. In expressing such opinion counsel may assume that the form of the Securities will conform to specimens of the Securities that such counsel examined;

(F)                                 Assuming the due authorization, execution and delivery of the Guarantees by NTLIH and NTL Communications under English law, the Guarantees issued by the Guarantors have been duly authorized by the Guarantors, and, when duly executed by the Guarantors and delivered to and paid for by the Underwriters pursuant to this Agreement and the Indenture, will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms. In expressing such opinion counsel may assume that the form of the Guarantees will conform to specimens of such Guarantees that such counsel examined;

(G)                                Assuming the due authorization, execution and delivery of this Agreement and the Indenture by the Company, NTLIH and NTL Communications under English law, each of this Agreement and the Indenture (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming further, due authorization, execution and delivery by the other parties, each constitutes a valid and binding obligation of the Guarantors and the Company enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as the enforcement of indemnification, contribution or exculpation provisions hereof and thereof may be limited by applicable law;

(H)                               The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, this Agreement, the Securities and the Guarantees, the issuance and sale of the Guarantees to the Underwriters by the Guarantors pursuant to this Agreement, the issuance and sale of the Securities by the Company pursuant to this Agreement, and execution and delivery of, and performance by the Company and the Guarantors of their respective obligations under the Indenture (i) will not conflict with or result in a violation of, or constitute a default under, any agreement or other instrument listed in Schedule III hereto, (ii) do not violate any provision of the Certificate of Incorporation, By-laws or LLC Agreement, as the case may be, of the Parent, NTL LLC, NTL Holdings and NTL UK, and (iii) do not violate any law or regulation or order or decree of any court or governmental agency or authority of the State of New York, the United States or the State of Delaware under the Delaware General Corporation Law or Delaware Limited Liability Company Act, which, in the experience of such counsel, are normally applicable to transactions of the type contemplated in this Agreement. Such opinion may be limited (x) insofar as it addresses any order or decree, to those decrees or orders, if any, that have been listed in a certificate of the Chief Financial Officer of the Parent furnished to such counsel, (y) in that such counsel need express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any agreement or court decree or order, or arising under or based upon any cross-default provision, insofar as it relates to a default under an agreement not referred to in clause (i) of this subparagraph or court decree or order not listed in such certificate, or arising under or based upon any covenant of a financial or numerical nature or requiring computation and (z) in that such counsel gives no opinion in this paragraph with respect to any antifraud provisions of the U.S. federal or any state securities laws;

(I)                                    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under any United States Federal or New York State statute or any provision of the Delaware General Corporation Law or Delaware Limited Liability Company Act which, in the experience of such counsel, are normally applicable to transactions of the type contemplated in this Agreement and the Indenture, for the execution and delivery thereof, the offer, issue and sale of the Securities and the Guarantees thereof or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture and the Securities and the Guarantees, except for the registration of the Securities and the Guarantees under the Act, the qualification of the Indenture under the Trust Indenture Act, such consents or approvals as have been obtained and are in full force and effect, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(J)                                   The statements set forth in the Prospectus under the heading “Description of notes”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters referred to therein;

(K)                               The statements set forth in the Prospectus under the heading “Material United States Federal Income Tax Considerations”, insofar as they purport to summarize matters of US federal income tax laws, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize in all material respects the matters referred to therein;

(L)                                 The Company is not, and after issuing the Securities will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(M)                            The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission on July 10, 2006; each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement was filed with the Commission pursuant to the appropriate subparagraph of Rule 424(b) under the Act on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, to such counsel’s knowledge, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering of the Securities is pending or threatened by the Commission;

(N)                               The Registration Statement (after giving effect to Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006), the Preliminary Prospectus Supplement and the Final Prospectus Supplement (other than the financial statements and related schedules therein and the Statement of Eligibility and Qualification of the Trustee, as to which such counsel need express no opinion) appear on their face to be responsive as to form in all material respects with the requirements of the Act; and the Indenture appears on its face to be responsive as to form in all material respects with the requirements of the Trust Indenture Act; and

(O)                               The documents incorporated by reference in the Restriction Statement other than the financial statements and related schedules included or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee, as to which such counsel need express no opinion, when they were filed with the Commission, appeared on their face to be responsive as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f)                                    Fried, Frank, Harris, Shriver & Jacobson (London) LLP, special U.S. counsel for the Parent, the Intermediate Guarantors, the Company and NTLIH, shall have provided a disclosure letter, dated the Closing Date, in form and substance satisfactory to you, stating that no facts have come to their attention that cause such counsel to believe that (i) the Registration Statement (including any document incorporated therein by reference), as of the applicable effective date (but, in the case of the effective date for the Registration Statement of July 10, 2006, after giving effect to Post-effective Amendment No. 1 relating to the Registration Statement dated July 12, 2006), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Time of Sale Information (including any document incorporated therein by reference), as of the  Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus (including any document incorporated therein by reference), as of its date and as of the date of delivery of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, such counsel need express no view or belief with respect to financial statements, notes or schedules thereto or other financial data or information included in, incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Such counsel may state that their beliefs are based upon their participation in conferences with certain officers and representatives of, and the independent public accountants for, the Parent and its subsidiaries at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed and that, given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (including any document incorporated therein by reference), except to the extent provided in Section 8(e)(J) and (K) above, and has made no independent check or verification thereof.

(g)                                 Robert Mackenzie, Group Legal Director, NTL Group Limited, shall have furnished to you his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement to the effect that:

(A)                              The Company, NTL Communications, NTLIH and each other Material Subsidiary of the Parent that is incorporated in any jurisdiction outside the United States (each a “Material Non-U.S. Subsidiary”) has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation as a limited liability company;

(B)                                Each of the Company, NTL Communications, NTLIH and the Material Non-U.S. Subsidiaries has the requisite corporate power and authority to own and lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus;

(C)                                No consent, approval, authorisation or order of any court or governmental agency or body in the United Kingdom is required for the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Parent, the Intermediate Guarantors, the Company or NTLIH of the transactions contemplated by this Agreement, the Indenture, the Securities, the Guarantees and the Registration Statement, Time of Sale Information and Prospectus;

(D)                               The execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Parent, the Intermediate Guarantors, the Company or NTLIH of the transactions contemplated by this Agreement, the Indenture, the Securities and the Guarantees and the Registration Statement, Time of Sale Information and Prospectus (x) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under any agreement or other instrument listed and filed as an exhibit to an Exchange

Act Report; and (y) such actions will not result in any violation of the provisions of the Memorandum of Association or the Articles of Association of the Company, NTL Communications or NTLIH or any of the Material Non-U.S. Subsidiaries or any violation of, or any termination or material impairment of any license, authorisation, order, rule or regulation known to me of any court, arbitrator or governmental agency or body of the United Kingdom having jurisdiction over any of the Parent, the Company, the Guarantors or any of the Material Non-U.S. Subsidiaries or any of their properties in the United Kingdom, including any license, authorisation, order, rule or regulation of OFCOM, the ITC or the DTI;

(E)                                 To such counsel’s knowledge and save as disclosed in the Registration Statement, Time of Sale Information and Prospectus, there is no material, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which any of the Parent, the Company or NTLIH or any of the Material Non-U.S. Subsidiaries is a party or to which any of their respective property is subject, the outcome of which, if determined adversely to any of the Parent, the Company or NTLIH or any of the Material Non-U.S. Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(F)                                 All the issued shares of the Company, NTL Communications, NTLIH and the Material Non-U.S. Subsidiaries have been duly allotted and issued and are fully paid and are owned by the Parent, directly or indirectly, in the proportions stated in the Registration Statement, Time of Sale Information and Prospectus and (subject to counsel’s review of the relevant charges registers as specified in such opinion) free of any charges, security interest claims, liens or encumbrances except for (i) those disclosed in the Registration Statement, Time of Sale Information and Prospectus, including liens in respect of the Senior Credit Facility, (ii) liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (iii) such other charges, security interest claims, liens or encumbrances as would not have a Material Adverse Effect;

(G)                                Each of the Parent, the Company, NTLIH and the Material Non-U.S. Subsidiaries hold all material certificates, authorizations, licenses and permits issued by appropriate regulatory authorities in the United Kingdom necessary for them to conduct their respective businesses in the United Kingdom as described in the Time of Sale Information and the Registration Statement, Time of Sale Information and Prospectus;

(H)                               The descriptions of the laws and regulations in the United Kingdom contained in the Registration Statement, Time of Sale Information and Prospectus under the section “Business—Government Regulation” fairly summarise such matters in all material respects; and

(I)                                    None of the Company, NTL Communications, NTLIH or any of the Material Non-U.S. Subsidiaries is in violation of its Memorandum and Articles of Association, nor are any of the Company, NTLIH or Material Non-U.S. Subsidiaries in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

Any references in such opinion to examination of public records or reliance on certificates as to factual matters shall reflect that such procedures were completed or dated no earlier than one business day prior to the date of such opinion.

(h)                                 Fried, Frank, Harris, Shriver & Jacobson (London) LLP, English counsel to the Parent, the Intermediate Guarantors, the Company and NTLIH, shall have furnished to you their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, in substantially the form provided to you on the date of this Agreement and to the effect that:

(A)                              Each of Company, NTL Communications and NTLIH (collectively, the “English Obligors”) is a limited liability company, duly incorporated and subsisting under the laws of England and has all requisite capacity and power to enter into, deliver and perform its obligations under this Agreement, the Indenture, the Securities and the English Guarantees (in each case, to which it is a party) and has taken all necessary corporate action to authorise the entry into, delivery and performance of its obligations under those documents.

(B)                                The issuance of the Securities and the related Guarantees, and the execution and delivery by any of the English Obligors of this Agreement and compliance by the English Obligors with all the provisions of this Agreement and the consummation by the Company, NTL Communications or NTLIH of the transactions contemplated by this Agreement, in each case in accordance with the provisions of this Agreement and the Registration Statement, Time of Sale Information and Prospectus:

(x)                                   will not conflict with or breach or result in a violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument governed by English law listed and filed as an exhibit to an Exchange Act Report or with the Senior Credit Facility, as amended;

(y)                                 will not result in a violation of the provisions of the Memorandum or Articles of Association of any of the Material Non-U.S. Subsidiaries incorporated in England, or a violation by any of the English Obligors of any statute in the United Kingdom; and

(z)                                   will not result in any violation by the English Obligors of the provisions of any securities laws in the United Kingdom including the Companies Act 1985, and the Financial Services and Markets Act 2000;

(C)                                The choice of New York law as the governing law of this Agreement, the Indenture, the Securities, and the English Guarantees is a valid choice of law, provided it was freely made;

(D)                               The statements set forth in the Registration Statement, Time of Sale Information and Prospectus under the captions “Description of other debt”, “Material United Kingdom tax considerations” and “Enforceability of civil liabilities” to the extent the same relates to matters of English law, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects; and

(E)                                 Assuming that the sale of Securities is made in the United Kingdom only to permitted persons specified in such opinion and in the inside front cover of any Prospectus Supplement and the Prospectus, no consent, approval, authorisation, order, registration or qualification of or with any court or governmental agency or body in the United Kingdom is required for the sale, issuance and delivery of the Securities and the related Guarantees by each of the Parent, the Intermediate Guarantors, the Company and NTLIH and the execution and delivery by each of the Parent, the Intermediate Guarantors, the Company and NTLIH of this Agreement and the Indenture and compliance with all the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein, in each case in accordance with provisions of this Agreement, the Registration Statement, Time of Sale Information and Prospectus.

Such opinion may state that save as referenced to in (D) above, such counsel is not passing comment upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Information or Prospectus and have made no independent check or verification thereof.

Any references in such opinion to examination of public records or reliance on certificates as to factual matters shall reflect that such procedures were completed or dated no earlier than two business days prior to the date of such opinion.

(i)            Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            After the date hereof and on or before the Closing Date, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading shall have occurred in the rating accorded the Parent’s or any of its subsidiaries’ debt securities, including the Securities, by Moody’s or Standard & Poors, and (ii) no such organization shall have publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

(k)           No injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

The Company shall use all reasonable endeavors to procure the fulfillment of the conditions set out in this Section 8 by the times and dates stated herein.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by two of the four Representatives, by notifying the Company of such termination in writing at or prior to the Closing Date.

In such event, the Parent, the Intermediate Guarantors, the Company and the NTLIH and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7, 9 and 10 hereof).

9.             (a)           The Company and the Guarantors will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any

Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Time of Sale Information which is required to be filed by the Company pursuant to section 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or are based upon any action taken by any Underwriter at the Company’s written request with respect to compliance with state securities laws within the United States (including delivery of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information by, or the making of any offers and sales through, the Underwriters), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b)           Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company, as set forth in the Prospectus under the heading “Use of Proceeds”, bear to the total underwriting discounts and commissions received by the Underwriters, as set forth in the Prospectus under the heading “Underwriting”. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)           The Company and the Guarantors will indemnify and hold harmless HSBC Securities (USA) Inc., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Time of Sale Information which is required to be filed by the Company pursuant to section 433(d) of the Act, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or (iii) are based upon any action taken or omission to act or alleged action taken or omission to act by HSBC Securities (USA) Inc.

as QIU in connection with any transaction contemplated in this Agreement or undertaken in connection with the authorization, issuance, sale, preparation and delivery of the Securities, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or bad faith of HSBC Securities (USA) Inc. in performing the services as QIU and, provided further, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b)           Each Underwriter, severally but not jointly, will indemnify and hold harmless HSBC Securities (USA) Inc., in its capacity as QIU, against any losses, claims, damages or liabilities to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) are based upon any action taken or omission to act or alleged action taken or omission to act by HSBC Securities (USA) Inc. as QIU in connection with any transaction contemplated in this Agreement or undertaken in connection with the authorization, issuance, sale, preparation and delivery of the Securities, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, (A) in the case of (i) and (ii) above, only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with the Underwriter Information and (B) in the case of (iii) above, the Underwriters shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or bad faith of HSBC Securities (USA) Inc. in performing the services as QIU.

(c)           The QIU will indemnify and hold harmless the Company, each Guarantor and each Underwriter against any losses, claims, damages or liabilities to which the Company, such Guarantor or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading, and will reimburse the Company or such Guarantor or Underwriter for any legal or other expenses reasonably incurred by the Company or such Guarantor or Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the information furnished in writing to the Company by the QIU expressly for use therein, it being understood and agreed by the Company, each Guarantor and each Underwriter that the only such information furnished by the QIU consists of statements pertaining to the name of the QIU.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantors, the Underwriters and the QIU (in its capacity as QIU) from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Guarantors, the Underwriters and the QIU (in its capacity as QIU) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company, as set forth in the Prospectus under the heading “Use of Proceeds”, bear to any fee payable to the QIU (in its capacity as QIU). The relative benefits received by the Underwriters on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total underwriting discounts and commissions received by the Underwriters, as set forth in the Prospectus under the heading “Underwriting”, bear to any fee payable to the QIU (in its capacity as QIU). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, the Underwriters or the QIU and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors, the Underwriters and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The obligations of the Company and the Guarantors under this Section 10 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act; and the obligations of the QIU under this Section 10 shall be in addition to any liability which the QIU may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.           (a)           If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information, as the case may be, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company, the Intermediate Guarantors and NTLIH and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13.           If this Agreement shall be terminated pursuant to Section 11 hereof, the Parent and the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein and in the Prospectus, the Parent and the Company will reimburse the Underwriters through you for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Parent and the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14.           This Agreement may be terminated by a majority of the Representatives, in their absolute discretion:

(a)           if, at any time after execution and delivery of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq or any limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either exchange; (ii) a suspension or material limitation in trading in the Parent’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either United Kingdom or United States Federal or New York State authorities or a material disruption in commercial baking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or act of terrorism, declaration of war, national or international emergency; or (v) any change in the financial markets (including without limitation the high yield new issue market), currency exchange rates or controls or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United

Kingdom or elsewhere, if the effect of any such event specified in this clause (iv) or (v), in the reasonable judgment of a majority of the Representatives, makes it impracticable or inadvisable to proceed with the sale of Securities;

(b)           in the circumstances set forth in Section 8;

(c)           if, at any time after the execution and delivery of this Agreement, (A) since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, (B) since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries has entered into any transaction or agreement that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, or (C) since the respective dates as of which information is given in the Registration Statement, Time of Sale Information and Prospectus there shall have been any change in the capital stock or long-term debt of the Parent or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent or the Company on any class of capital stock, or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole, other than as set forth in the Registration Statement, Time of Sale Information and Prospectus, the effect of which, in any such case described in clause (A) or (B) or (C), is in the judgment of a majority of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or to market the Securities on substantially the terms described in the Registration Statement, Time of Sale Information and Prospectus;

(d)           subject to Section 11 of this Agreement, if the Closing Date shall not have occurred by the date which is five (5) business days after the date hereof; or

(e)           the representation in Section 1(e) is incorrect in any respect.

This Agreement may also be terminated in the circumstances set forth in Section 11(c) of this Agreement.

15.           For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in

New York City and London; and (c) the term “written communication” has the meaning set forth in Rule 405 under the Act.

16.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representative at the following addresses:

J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

England

Attention: Eric Capp and High Yield Syndicate

Fax: +44 (0)20 7777 3839

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

Attention: Camelia Robu

Fax: +44 (0)20 7547 4757

The Royal Bank of Scotland plc

135 Bishopsgate

London  EC2M 3UR

Attention:  High Yield Desk

Fax:  +44 (0)20 7085 8185

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

England

Attention: Syndicate Desk

Fax: +44 (0)20 7774 2330

with a copy to:

Simpson Thacher & Bartlett LLP

One Ropemaker Street

England

Attention: Walt Looney

Fax: +44 (0)20 7275 6502

and if to the QIU shall be delivered or sent by mail, telex or facsimile transmission to the QIU at the following address:

HSBC Securities (USA) Inc.

452 Fifth Avenue, 3rd Floor

New York,  N.Y. 10018

Attention:  Transaction Execution Group

Fax:  (646) 366 3338

and if to the Parent, the Company, the Intermediate Guarantors or NTLIH shall be delivered or sent by mail to the address of the Company set forth in the Prospectus, Attention: Secretary, and to:

c/o NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York  10012
United States
Attention: Secretary

with a copy to:

Fried, Frank, Harris Shriver & Jacobson (London) LLP
99 City Road
London  EC1Y 1AX
England
Attention: Timothy E. Peterson

provided, however, that any notice to an Underwriter pursuant to Section 9(c) or 10 (d) hereof shall also be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof if sent by mail, or dispatch thereof, if sent by facsimile with transmission confirmation received.

17.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Parent, the Company, the Intermediate Guarantors and NTLIH and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

18.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.           This Agreement may be executed by anyone or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.           The Company (and each employee, representative and agent of the Company) is authorized to disclose to any person any and all aspects of the tax treatment and tax structure of this potential transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parent or the Company relating to such tax treatment and tax structure, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Parent, the Company, the Intermediate Guarantors and NTLIH. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be made pursuant to the authority set forth in a form of Agreement Among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

NTL Incorporated

By:	/s/ James Mooney
Name: James Mooney
Title: Chairman

NTL Cable PLC

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

NTL:Telewest LLC

By:	/s/ James Mooney
Name: James Mooney
Title: President

NTL Holdings Inc.

By:	/s/ James Mooney
Name: James Mooney
Title: President

NTL (UK) Group, Inc.

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

NTL Communications Limited

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

[Underwriting Agreement]

NTL Investment Holdings Limited

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

Accepted as of the date hereof:

J.P. Morgan Securities Ltd.

By:	/s/ Nigel Walder
Name: Nigel Walder
Title: Vice President

Deutsche Bank AG, London Branch

By:	/s/ Joshua Wells
Name: Joshua Wells
Title: Vice President

By:	/s/ Karl-Heinz Herweck
Name: Karl-Heinz Herweck
Title: Director

The Royal Bank of Scotland plc

By:	/s/ D.R.A. Hopkins
Name: D.R.A. Hopkins
Title: Authorized Signatory

Goldman Sachs International

By:	/s/ Tim Grayson
Name: Tim Grayson
Title: Attorney-in-Fact

HSBC Securities (USA) Inc.,
as Qualified Independent Underwriter

By:	/s/ Andrew Lazerus
Name: Andrew Lazerus
Title: Senior Vice President

[Underwriting Agreement]

SCHEDULE I

Underwriter	Several Commitment	Several Payment

J.P. Morgan Securities Ltd.	136,666,530	134,616,532
Deutsche Bank AG, London Branch	136,666,530	134,616,532
The Royal Bank of Scotland plc	95,666,120	94,231,128.50
Goldman Sachs International	82,000,820	80,770,807.50
HSBC Securities (USA) Inc.	33,000,000	32,505,000
BNP Paribas	33,000,000	32,505,000
CALYON	16,500,000	16,252,500
Fortis Project Finance Limited	16,500,000	16,252,500
TOTAL	$550,000,000	$541,750,000

I-1

SCHEDULE II – MATERIAL SUBSIDIARIES

1.             Telewest UK Ltd (England)

2.             General Cable Ltd (England)

3.             Telewest Communications Networks Ltd (England)

4.             Telewest Communications (Holdings) Ltd (England)

5.             Telewest Communications Group Ltd (England)

6.             Yorkshire Cable Communications Ltd (England)

7.             Communications Cable Funding Corp (US)

8.             NTL (UK) Group, Inc. (US)

9.             NTL Communications Limited (England)

10.           NTL Cable PLC (England)

11.           ntl Investment Holdings Limited (England)

12.           ntl Group Limited (England)

13.           Diamond Cable Communications Ltd (England)

14.           Diamond Holdings Limited (England)

15.           Jewel Holdings Limited (England)

16.           ntl Rectangle Limited (England)

17.           ntl CWC Limited (England)

18.           NTL UK CableComms Holdings Inc (US)

19.           ntl Communications Services Limited (England)

20.           ntl Chichester Limited (England)

21.           ntl Irish Holdings Limited (England)

II-1

SCHEDULE III – MATERIAL NEW YORK AGREEMENTS

Exhibits to filings of NTL Holdings Inc. (formerly NTL Incorporated)

Exhibits to the Annual Report in form 10-K for the year ended December 31, 2005, as filed on March 1, 2006

1.	Agreement and Plan of Merger, dated as of February 9, 2000, by and among NTL Incorporated (now NTL Europe, Inc.), NTL Holdings Incorporated (now NTL (Delaware), Inc.) and Holdings Merger Sub Inc.

2.	Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Incorporated (now NTL (Delaware), Inc.), NTL Communications Corp. (now NTL Incorporated) and NTL Mergerco, Inc.

3.	Share Exchange Agreement, dated as of June 16, 1998, as amended, by and among NTL Incorporated and the shareholders of Diamond Cable Communications Limited

4.	Amendment No. 1 to Share Exchange Agreement, dated as of December 21, 1998, by and among NTL Incorporated and the shareholders of Diamond Cable Communications Limited

5.	Restated Transaction Agreement, dated as of July 26, 1999, by and among Bell Atlantic Corporation, Cable and Wireless PLC, Cable & Wireless Communications PLC and NTL Incorporated

6.	Second Amended Joint Plan of Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 (as subsequently modified)

7.

Amended and Restated Agreement and Plan of Merger dated as of December 14, 2005 among Telewest Global, Inc., NTL Incorporated, Neptune Bridge Borrower LLC and, for certain limited purposes, Merger Sub Inc.

8.

Commitment Letter dated as of December 14, 2005 among NTL Incorporated, NTL Investment Holdings Limited, each of Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International (as mandated lead arrangers) and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc, and Goldman Sachs Credit Partners L.P. (as underwriters) (together with Appendices thereto)

9.	Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto

10.

Exchange and Registration Rights Agreement, dated as of January 9, 2003, by and among NTL Incorporated, the Guarantors listed on the signature pages thereto and the initial purchasers of the Notes listed on the signature pages thereto

11.	Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C.

12.

Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and Franklin Mutual Advisers, LLC on behalf of and in its capacity as agent and investment manager for various holders

13.

Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and Oaktree Capital Management, LLC on behalf of and in its capacity as the general partner or investment manager of certain funds and accounts it manages

14.	Participating Purchaser Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C.

15.	Participating Purchaser Agreement, dated as of September 26, 2003, between NTL Incorporated and Franklin Mutual Advisers, LLC

16.	Series A Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Warrant Agent

17.	Rights Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock

III-1

Transfer & Trust Company, as Rights Agent

18.	Amendment to Rights Agreement, dated as of September 26, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent

19.	Amendment to Rights Agreement, dated as of March 16, 2004, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent

20.	Indenture, dated as of April 13, 2004, by and among NTL Cable PLC, the Guarantors listed on the signature pages thereto and the Bank of New York, as Trustee

21.

Exchange and Registration Rights Agreement, dated as of April 13, 2004, by and among NTL Cable PLC, the Guarantors listed on the signature pages thereto and the Initial Purchasers listed in the signature pages thereto

22.	Amendment to Rights Agreement dated as of December 14, 2005 between NTL Incorporated and Continental Stock Transfer & Trust Company

23.	Tax Sharing Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and its affiliates, and NTL Incorporated

24.	Employment Agreement, dated as of March 4, 2003 between NTL Incorporated and Howard Kalika

25.	Employment Agreement, dated as of March 4, 2003 between NTL Incorporated and Richard Martin

26.	Employment Agreement, dated as of March 4, 2003 between NTL Incorporated and Scott Schubert

27.	Employment Agreement, dated as of September 17, 2003 between NTL Incorporated and James F. Mooney

28.	Restricted Stock Agreement, dated as of March 28, 2003 between NTL Incorporated and James F. Mooney

29.	Letter Agreement, dated as of September 6, 2004, between NTL Incorporated and Scott Schubert

30.	Confirmation of Amendment of Employment Agreement dated as of March 4, 2003, dated as of December 22, 2004, between NTL Incorporated and Richard Martin

31.	Amended and Restated NTL 2004 Stock Incentive Plan

32.	Restricted Stock Agreement, dated as of May 6, 2004 between NTL Incorporated and James F. Mooney

33.	Amendment to Nonqualified Stock Option Agreement, dated as of December 17, 2005, by and between NTL Incorporated and Simon Duffy

Exhibit to the current Report on Form 8-K, as filed on March 3, 2006

34.

First Supplemental Warrant Agreement, dated as of March 3, 2006, among NTL Incorporated, NTL Holdings Inc., Bank of New York, as successor Warrant Agent, and Continental Stock and Trust Company, amending the Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer and Trust Company, as Warrant Agent

Exhibits to filings of Telewest Global, Inc. (subsequently changed to NTL Incorporated)

Exhibits to the Annual Report on form 10-K for the year ended December 31, 2005, as filed on February 28, 2006

35.	Employment Agreement and related equity agreements, dated as of July 19, 2004, between Eric J. Tveter and Telewest Global, Inc.

36.	Letter Agreement, dated February 18, 2004, between Barry Elson and Telewest Global, Inc.

37.	Letter Agreement, dated February 13, 2004, between Barry Elson and Telewest Communications plc

38.	Employment Agreement, dated as of July 19, 2004, by and between Telewest Global, Inc. and Barry Elson

39.	Amendment to Employment Agreement, dated as of June 16, 2005, by and between Telewest Global, Inc. and Barry Elson

III-2

ANNEX I

TIME OF SALE INFORMATION

Final Pricing Term Sheet containing the terms of the securities, substantially in the form of Annex II

The NTL Cable Netroadshow Audio presentation.

A-I-1

ANNEX II

FINAL PRICING TERM SHEET

Issuer:	NTL Cable PLC
Security Description:	Senior Notes
Distribution:	SEC registered
Face amount:	$550,000,000
Gross proceeds:	$550,000,000
Maturity:	August 15, 2016
Coupon:	%
Price:	100% of face amount
[Yield to maturity:	%
[Spread to Benchmark Treasury:	%
Benchmark Treasury:	T 5.125% due 5/15/16
Interest Payment Dates:	August 15 and February 15, commencing February 15, 2007
Redemption Provisions:
First call date:	August 15, 2011
Make-whole call	Before the first call date at a discount rate of Treasury plus 50 basis points
[Redemption prices:	Commencing August 15, 2011: % Commencing August 15, 2012: % Commencing August 15, 2013: % Commencing August 15, 2014: 100%
[Redemption with proceeds of equity offering	Prior to August 15, 2009, up to 40% may be redeemed at %
Trade date:	July 18, 2006
Settlement:	T+5; July 25, 2006
CUSIP:	62941FAH1
ISIN:	US62941FAH10
Common Code:	026202361
Denominations:	$US100,000 minimum; $1,000 increments
[Ratings:	[B2/B-]
Bookrunners:	JPMorgan Deutsche Bank Goldman Sachs International The Royal Bank of Scotland
Co-Leads	BNP Paribas HSBC
Co-Managers:	Calyon Fortis Bank
Additional information:

Tranche C Loan: “C Facility Margin” is equal to 275 basis points (above LIBOR). Tranche C loan is denominated in ₤.

Change of control modification: change of control of the Company not caused by a person or group becoming beneficial owner of 50% of the Company, if that person is the Parent or a Wholly-Owned Subsidiary of Parent (and there is no change of control of Parent).

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

A-II-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-800-245-8812.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

United Kingdom: Stabilisation/FSA.

A-II-2

ANNEX III

FORM OF OFFICER’S CERTIFICATE

The officer’s certificate of the Company and the Guarantors, dated the Closing Date, shall be to the effect that:

1.             The representations and warranties of the Parent, the Company, NTL LLC, NTL Holdings, NTL UK, NTL Communications and NTLIH contained in the Underwriting Agreement and required to be given on the date hereof are, to the best of each officer’s knowledge, after reasonable investigation, true and correct as of the date hereof.

2.             Except as disclosed in the Registration Statement, the Time of Sale Information and Prospectus, (i) neither the Parent nor any of its subsidiaries have sustained since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole; (ii) since the date of the latest audited financial statements filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock; and (iv) since the respective dates of the information which is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole.

3.             Each of the Parent, the Company, NTL LLC, NTL Holdings, NTL UK, NTL Communications and NTLIH has complied in all material respects with all of its agreements and satisfied all of the conditions on its part which are to be performed or satisfied by it pursuant to the Underwriting Agreement on or before the date hereof.

4.             After        , 2006 and on or before the date hereof, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading has occurred in the rating accorded the Parent’s or any

A-III-1

of its subsidiaries’ debt securities, including the Securities, by Moody’s or Standard & Poors, (ii) no such organization has publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

All defined terms as used herein, unless otherwise defined, have the meanings assigned to them in the Underwriting Agreement.

By
Name:
Title:

A-III-2

ANNEX IV

(1)           Each Underwriter agrees it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)           Each Underwriter further represents, warrants and agrees that that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Service and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

A-IV-1